Exhibit 99.5

PROTECTIVE LIFE AND ANNUITY INSURANCE COMPANY Home Office: Birmingham, Alabama VARIABLE ANNUITY APPLICATION CONTRACT # AF-2119-R7 APPLICATION COVER PAGE SCG VA 12/20 STATEMENT OF UNDERSTANDING FOR OPTIONAL PROTECTED LIFETIME INCOME BENEFIT: (SECUREPAY LIFE) Required Minimum Distributions: A protected lifetime income benefit rider, if purchased, permits withdrawals in excess of the Annual Withdrawal Amount to satisfy the required minimum distributions (RMD) under Internal Revenue Code Section 401(a)(9) as they apply to amounts attributable to this Contract. These withdrawals will not be treated as ‘excess withdrawals’ provided: a) you notify us in writing at the time you request the withdrawal that it is intended to satisfy RMD requirements; and, b) we calculate the RMD amount based solely on the applicable end-of-year value of this Contract. The timing and amount of the non-excess RMD protected lifetime income benefit withdrawal we permit from this Contract may be more restrictive than allowed under IRS rules, and may not satisfy the annual RMD requirements for all of the tax-qualified contracts you own. You should consult your tax advisor. Allocation Guidelines and Restrictions: While a protected lifetime income benefit rider is in effect, your Contract’s Investment Option allocations are restricted, as described on page 2 of the application. Either the entire allocation must be to a single permissible Model Portfolio (the Growth Focus model is not available); or the entire allocation must be to a single permissible Individual Option; or the entire allocation must comply with investment risk category restrictions: At least 40% of your total Contract allocation must be allocated to sub-accounts in Category 1. Not more than 60% of your total Contract allocation may be allocated to sub-accounts in Category 2. Not more than 25% of your total Contract allocation may be allocated to sub-accounts in Category 3. Sub-accounts in Category 4 are not available. The Fixed Account is not available. You may allocate Purchase Payments directly to the sub-accounts or a permissible Model Portfolio or Individual Option, or to any of the available DCA Accounts subject to the limitations in the Contract's 'Dollar Cost Averaging' provision. We systematically and automatically transfer amounts allocated to the DCA Accounts to the Variable Account according to your Contract allocation. We systematically and automatically rebalance to your current Variable Account allocation quarterly, semi-annually, or annually, according to your current portfolio rebalancing instructions. Purchase Payments, Transfers, and Withdrawals: While a protected lifetime income benefit rider is in effect, we will not accept any purchase payment that we receive after the earlier of the Benefit Election Date or the 2nd anniversary of the Rider Effective Date. You may transfer Contract Value among the Investment Options, but the Contract Value immediately after the transfer must meet the Allocation Guidelines and Restrictions. You may also change your Contract allocation provided it meets the Allocation Guidelines and Restrictions. A change in your Contract allocation will result in an automatic rebalancing of the Contract Value. Partial surrenders and withdrawals including applicable surrender charges, if any, are deducted from the Investment Options in the same proportion that the value of each bears to the total Contract Value. Prohibited Instructions: The protected lifetime income benefit rider, every benefit it provides, and deduction of the monthly fee terminate at the end of the Valuation Period on which we execute your instruction to: 1.Do any of the following in a manner that violates the Allocation Guidelines and Restrictions or rider provisions: allocate a Purchase Payment, process dollar cost averaging transfers, transfer Contract Value, or deduct a partial surrender or withdrawal; or, 2. Stop portfolio rebalancing; or 3. Terminate the rider more than 10 years after its Rider Effective Date; or 4. Change a Covered Person at any time after the Benefit Election Date; or 5. Annuitize or terminate the Contract to which the rider(s) are attached. APPLICATION INSTRUCTIONS Mailing Address for Applications: Overnight U. S. Postal Mail Annuity New BusinessAnnuity New Business 2801 Hwy 280 SouthP. O. Box 10648 Birmingham, AL 35223Birmingham, AL 35202-0648 Percentages: Always use whole (not fractional) percentages. Percentage totals must equal 100% per category (i.e. "Primary" and "Contingent" Beneficiaries; "Purchase Payment" and "DCA Allocation" instructions; etc.). Withholding on Withdrawals: All withdrawals from the Contract, including SecurePay Life and Automatic Withdrawals, must include your instructions regarding Federal Tax Withholding. Complete "Federal Tax Withholding on Non-Periodic Annuity Payments" form # LAD-1133. If not completed, Federal Tax Withholding at a rate of 10% will automatically apply.

PROTECTIVE LIFE AND ANNUITY INSURANCE COMPANY Home Office: Birmingham, Alabama Page 1 VARIABLE ANNUITY APPLICATION CONTRACT # Select Product: X Schwab Genesis Variable Annuity NY An annuity contract is not a deposit or obligation of, nor guaranteed by any bank or financial institution. It is not insured by the Federal Deposit Insurance Corporation or any other government agency, and is subject to investment risk, including the possible loss of principal. CONTRACT BENEFITS ARE VARIABLE, MAY INCREASE OR DECREASE, AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT. AF-2119-R7 SCG VA 12/20 Owner 1 Name: Male Female Address: Birthdate: City: State: Zip: Tax ID: Email Address: Phone: Owner 2 Name: Male Female Address: Birthdate: City: State: Zip: Tax ID: Email Address: Phone: Annuitant Name: Male Female Address: Birthdate: City: State: Zip: Tax ID: Email Address: Phone: Beneficiary, if there is no surviving Owner Use Administrative Form LAD-1225 to name or change a beneficiary anytime before the death of an owner. Initial Purchase Payment: $ (minimum: $5,000.) Funding Source: Cash Non-Qualified 1035 Exchange Non-Insurance Exchange Transfer Direct Rollover Indirect Rollover Plan Type: Non-Qual IRA Roth IRA Other: Complete if an IRA and includes new contributions: $ (Amount) (Tax Year) $ (Amount) (Tax Year) Replacement: Do you currently have an annuity contract or life insurance policy? Yes No Will this annuity change or replace an existing annuity contract or life insurance policy? Yes No (If yes, please provide the company name and contract or policy number below.) Company 1 Contract or Policy # Company 2 Contract or Policy # Company 3 Contract or Policy #

# VARIABLE ANNUITY APPLICATION

**PROTECTIVE LIFE AND ANNUITY INSURANCE COMPANY**
*Home Office: Birmingham, Alabama*

**CONTRACT #** ______________________

Page 2

**ALLOCATE PURCHASE PAYMENTS -** Unless you give us instructions for allocating subsequent Purchase Payments when you make them, we will use the Variable Account allocation in effect at that time. *Use whole percentages.* Purchase Payment and DCA Allocation percentage totals must equal 100%, each. If using a Model Portfolio, allocate to the Guaranteed Account and one Model Portfolio, only. If purchasing a protected lifetime income benefit (PLIB) and using a Model Portfolio, do not also allocate to individual sub-accounts.

### Protective Life Guaranteed Account

| Purchase Payment | |
|---|---|
| ____% | Fixed Account – ***Not Available*** if a protected lifetime income benefit (PLIB) is purchased. |
| ____% | DCA Account 1 – Make DCA transfers on the ____day (*1st – 28th*) of the month for ____months (*3 – 6 months*). |
| ____% | DCA Account 2 – Make DCA transfers on the ____day (*1st – 28th*) of the month for ____months (*7 – 12 months*). |

### Sub-Accounts of Variable Annuity Account A

**Category 1 – Conservative** *(Min. 40% allocation if a PLIB is purchased.)*

| Purchase Payment | DCA Allocation | |
|---|---|---|
| ____% | ____% | American Funds IS Bond |
| ____% | ____% | American Funds IS U.S.Govt/AAA-Rated Securities |
| ____% | ____% | **Clayton St Protective Life Dynamic Allocation - Conservative |
| ____% | ____% | Fidelity Investment Grade Bond |
| ____% | ____% | Goldman Sachs Core Fixed Income |
| ____% | ____% | Great-West Bond Index Fund |
| ____% | ____% | Invesco Government Securities |
| ____% | ____% | Invesco Oppenheimer Government Money |
| ____% | ____% | PIMCO Low Duration |
| ____% | ____% | PIMCO Short-Term |
| ____% | ____% | PIMCO Total Return |
| ____% | ____% | Schwab Funds Government Money Market Portfolio |

**Category 2 – Moderate** *(Max. 60% allocation if a PLIB is purchased.)*

| Purchase Payment | DCA Allocation | |
|---|---|---|
| ____% | ____% | American Funds IS Asset Allocation |
| ____% | ____% | American Funds IS Capital Income Builder |
| ____% | ____% | **Clayton St Protective Life Dynamic Allocation - Moderate |
| ____% | ____% | Franklin Income |
| ____% | ____% | Franklin Strategic Income |
| ____% | ____% | Goldman Sachs Global Trends Allocation |
| ____% | ____% | Invesco Balanced Risk Allocation |
| ____% | ____% | Invesco Equity and Income |
| ____% | ____% | Lord Abbett Bond Debenture |
| ____% | ____% | PIMCO All Asset |
| ____% | ____% | PIMCO Global Diversified Allocation |
| ____% | ____% | PIMCO Long-Term U.S. Government |
| ____% | ____% | PIMCO Real Return |
| ____% | ____% | Schwab Balanced |
| ____% | ____% | Schwab Balanced with Growth |
| ____% | ____% | Templeton Global Bond |

**Category 3 – Aggressive** *(Max. 25% allocation if a PLIB is purchased.)*

| Purchase Payment | DCA Allocation | |
|---|---|---|
| ____% | ____% | American Funds IS Blue Chip Income & Growth |
| ____% | ____% | American Funds IS Global Growth |
| ____% | ____% | American Funds IS Global Growth and Income |
| ____% | ____% | American Funds IS Growth |
| ____% | ____% | American Funds IS Growth-Income |
| ____% | ____% | **Clayton St Protective Life Dynamic Allocation - Growth |
| ____% | ____% | Fidelity Mid Cap |
| ____% | ____% | Franklin Mutual Global Discovery |
| ____% | ____% | Franklin Mutual Shares |
| ____% | ____% | Franklin Rising Dividends |
| ____% | ____% | Goldman Sachs Strategic Growth |
| ____% | ____% | Invesco Comstock |
| ____% | ____% | Invesco Growth and Income |
| ____% | ____% | Invesco International Growth |
| ____% | ____% | Invesco Oppenheimer Main Street® |
| ____% | ____% | Lord Abbett Dividend Growth |
| ____% | ____% | Lord Abbett Fundamental Equity |
| ____% | ____% | Schwab Growth |
| ____% | ____% | Schwab S&P 500 |

**PERMISSABLE MODEL PORTFOLIOS** *(Do not allocate to more than one Model Portfolio.)*

| Purchase Payment | DCA Allocation | |
|---|---|---|
| ____% | ____% | *Conservative Growth* |
| ____% | ____% | *Balanced Growth & Income* |
| ____% | ____% | *Balanced Growth* |
| ____% | ____% | *Growth Focus - **Not Available** if a PLIB is purchased.* |

***PERMISSABLE INDIVIDUAL OPTIONS**

| Purchase Payment | DCA Allocation | |
|---|---|---|
| ____% | ____% | **Clayton St Protective Life Dynamic Allocation - Conservative |
| ____% | ____% | **Clayton St Protective Life Dynamic Allocation – Moderate |

**If purchasing a protected lifetime income benefit (PLIB), as an alternative to other allocation options you may choose to allocate 100% of your purchase payment to one (and only one) of the two "Individual Options" sub-accounts (with or without the use of dollar cost averaging). If you choose this option, do not also allocate to any other individual sub-accounts or any Model Portfolios.*

**Clayton Street Protective Life Dynamic Allocation Series Managed by Janus Capital Management, LLC.

**See next page for Category 4 Sub-Accounts**
***(Not Available if a PLIB is purchased.)***

**Portfolio Rebalancing –** *Must be completed if a protected lifetime income benefit (PLIB) is purchased.*
Rebalance to my current Variable Account allocation __ quarterly __ semi-annually __ annually on the ____day (*1st – 28th*) of the month.

AF-2119-R7 SCG VA 12/20

VARIABLE ANNUITY APPLICATION CONTRACT # PROTECTIVE LIFE AND ANNUITY INSURANCE COMPANY Home Office: Birmingham, Alabama Page 2A AF-2119-R7 SCG VA 12/20 ALLOCATION OF PURCHASE PAYMENTS (continued) Sub-Accounts of Variable Annuity Account A (continued) PurchaseDCACategory 4 Payment Allocation (Not Available if a PLIB is purchased.) % %American Funds IS International % %American Funds IS New World % %American Funds IS Global Small Cap Fund % %Franklin Flex Cap Growth % %Franklin Small Cap Value % %Franklin Small-Mid Cap Growth % %Goldman Sachs Growth Opportunities % %Goldman Sachs Mid Cap Value % %Invesco Global Real Estate % %Invesco Oppenheimer Global % %Legg Mason ClearBridge Mid Cap % %Legg Mason ClearBridge Small Cap Growth % %Lord Abbett Growth Opportunities % %Royce Small-Cap % %Templeton Developing Markets % %Templeton Foreign

PROTECTIVE LIFE AND ANNUITY INSURANCE COMPANY Home Office: Birmingham, Alabama Page 3 VARIABLE ANNUITY APPLICATION CONTRACT # _ AF-2119-R7 A B C D SCG VA 12/20 OPTIONAL BENEFITS AND FEATURES - Not Required. Select the options to be included in your Contract. Optional Death Benefit: Return of Purchase Payments Optional Protected Lifetime Income Benefit: You may purchase a rider now or use RightTime® to purchase a rider later, provided the age limits are met when the rider is purchased. SecurePay Not available if any Owner or Annuitant is younger than age 60 or older than age 85 when the rider is purchased. SecurePay Life Automatic Purchase Plan: Not available with Automatic Withdrawals. Attach a voided check. Draft $ per month -or-quarter from my account on the day (1st – 28th) of the month and apply to my Contract. Automatic Withdrawals: Not available with Automatic Purchase Plan. Attach a voided check. Withdraw $ per month -or-quarter from the Contract on the day (1st – 28th) of the month and deposit to my account. SPECIAL REMARKS ACKNOWLEDGEMENTS AND SIGNATURES Did you receive a current prospectus for this annuity? Yes No I understand this application will be part of the annuity contract. The information I provide is true and correct to the best of my knowledge and belief. The company will treat statements made by me or under my authority as representations and not warranties. The company may accept instructions from any Owner on behalf of all Owners. Variable annuities involve risk, including the possible loss of principal. The Contract Value, annuity payments and termination values, when based upon the investment experience of the separate account, are variable and are not guaranteed as to any fixed dollar amount. Application signed at: (City & State) on (Date) . Owner 1: Owner 2: Annuitant: Federal law requires the following notice: We may request or obtain additional information to establish or verify your identity. PRODUCER REPORT - This section must be completed and signed by the agent for the Contract to be issued. To the best of your knowledge and belief… Does this annuity change or replace an existing annuity contract or life insurance policy? Yes No Does the applicant have any existing annuity contract or life insurance policy? Yes No This annuity is suitable based on information I obtained from the applicant after reasonable inquiry into the applicant's financial and tax status, investment objectives, and other relevant information. Producer Remarks: Type of unexpired government issued photo I.D. used to verify applicant’s identity: # I certify that I have truly and accurately recorded on this application the information provided to me by the applicant. Signature: Print Name: Producer#Brokerage: Florida License # (if applicable) Phone #